                        [Letterhead of LATHAM & WATKINS]


                                 April 29, 1999

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York 11042

                  Re:      Federal Income Tax Consequences

Ladies and Gentlemen:

                  We have acted as tax counsel to Kimco Realty Corporation, a Maryland corporation (the "Company") in connection with its sale of up to 170,000 shares of common stock of the Company pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on April 30, 1999 (and as so amended as of the time it becomes effective) (the "Registration Statement").

                  You have requested our opinion concerning the statements in the Registration Statement under the caption "Federal Income Tax Considerations." This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

                  In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have

LATHAM & WATKINS
     Kimco Realty Corporation
     Page 2


assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purposes of our opinion, we have not made an independent investigation, or audit of the fact set forth in the above referenced documents or in the Officer's Certificate.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

LATHAM & WATKINS
     Kimco Realty Corporation
     Page 3


                  This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,



                                          /s/ Latham & Watkins